                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       VAN ECK WORLDWIDE INSURANCE TRUST
                       ---------------------------------
               (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]  No Fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date filed:

                       VAN ECK WORLDWIDE INSURANCE TRUST
                            WORLDWIDE BALANCED FUND

                   99 Park Avenue, New York, New York 10016
                   (212) 687-5200 . Toll Free (800) 826-3251

              ---------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                April    , 1998
                                     ----

              ---------------------------------------------------

        A SPECIAL MEETING OF SHAREHOLDERS OF WORLDWIDE BALANCED FUND (the"Fund"), a series of VAN ECK WORLDWIDE INSURANCE TRUST (the "Trust"), will be held at the offices of the Trust, 8th Floor, 99 Park Avenue, New York, New
York on       , April    , 1998, at       , New York Time, for the following
       -------       ----          -------
purposes:

        1. To consider and vote upon a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders; and

        2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on           , 1998 are
                                                          -----------
entitled to notice of, and to vote at the Special Meeting.

                                    By order of the Board of Trustees,

                                    THADDEUS LESZCZYNSKI,
                                    Secretary

February   , 1998
        ---

          -----------------------------------------------------------

           WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT,
            PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                            AND RETURN IT PROMPTLY.

          -----------------------------------------------------------

                       VAN ECK WORLDWIDE INSURANCE TRUST
                  99 Park Avenue,  New York, New York  10016
                                (212) 687-5200
                           Toll Free (800) 826-3251

              ___________________________________________________

                                PROXY STATEMENT
                        Special Meeting of Shareholders
                                April ___, 1998
              ___________________________________________________

This Proxy Statement is furnished to shareholders of Worldwide Balanced
Fund (the "Fund"), a series of Van Eck Worldwide Insurance Trust (the "Trust") in connection with the solicitation by the Trust's Board of Trustees of proxies to be used at a Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at the offices of the Trust, 99 Park Avenue, 8th floor, New York, New York on _________, _______, 1998 at _____o'clock ____, New York Time,
for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy can be revoked by notice in writing to the Trust at any time before it is exercised or by voting in person at the Special Meeting. The cost of soliciting proxies will be borne by Van Eck Associates Corporation (the "Adviser") and/or the participating insurance companies, as the case may be. In addition to solicitation by mail, some of the officers of the Trust and employees of the Adviser, without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy soliciting material is being mailed to shareholders on or about February ___, 1998.

The Fund serves as a funding medium for the variable annuity accounts and variable life contracts of three insurance companies: AIG Life Insurance Company, Indianapolis Life Insurance Company and Security Life of Denver (each an "Insurance Company"). The Insurance Companies are entitled to vote as shareholders and provide pass-through voting rights to their variable contractholders on any proposal affecting the Fund. The variable contracts are described in the separate account prospectuses issued by the Insurance Companies. Under certain circumstances, each Insurance Company has the right to disregard the voting instructions of its variable contractholders. However, the Trust's Board of Trustees does not believe that these circumstances exist with respect to the matter to be considered at the Special Meeting.

Each proxy received will be voted by the Insurance Company in accordance with the contractholder's instructions with respect to the proposal set forth in the accompanying Notice of Special Meeting. If no such instruction is indicated, the proxy will be voted FOR the proposal. For shares as to which no voting instructions have been received from contractholders, each Insurance Company will vote the shares in the same proportion as the shares for which voting instructions have been received.

The contractholders permitted to give instructions to the Insurance Companies and the number of shares for which instructions may be given will be determined as of ___________, 1998, the record date for the Special Meeting.

As of __________, 1998, there were outstanding ___________ shares of beneficial interest of the Fund. Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote. As of such date, the following persons were known to the Trust to own of record or beneficially more than 5% of the outstanding shares of the Fund:

The AIG Life Companies   175,683.232 shares       Security Life of Denver     108,785.327 shares
One Alico Plaza             or 56.82%             1290 Broadway, Suite 1600     or 35.18%
P.O. Box 667                                      Denver, CO 80203-5699
Wilmington, DE 19899


Indianapolis Life Annuity      24,217.352 shares
2960 North Meridian            or 7.83%
Indianapolis, IN 46206

In addition, as of __________, 1998, the Adviser owned of record or beneficially
511.774 shares or 0.17% of the outstanding shares of the Fund. The Adviser has indicated that it intends to vote the shares they own beneficially, in favor of the Plan. There were no other persons or groups who were known by the Trust to own beneficially more than 5% of the Fund's outstanding shares as of the record date.

In the event there are not sufficient votes to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitations of proxies by the Trust. If the Trust proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment.

The Fund's annual report for the year ended December 31, 1997 will be provided to shareholders on or about February 28, 1998. Additional copies of the reports will be provided free of charge by calling the number or writing to the address on the Notice of Meeting accompanying this Proxy Statement.

                             APPROVAL OF THE PLAN

The Fund, which began operations on December 23, 1994, seeks long-term capital appreciation together with current income by investing in the U.S. and other countries throughout the world, and by allocating its assets among equity securities, fixed-income securities and short-term instruments. As the variable insurance industry has grown, it has become clear that a balanced fund does not fit well into the allocation model of the insurance company industry. As a result, Worldwide Balanced Fund has not been attractive to many insurance companies and has not garnered significant assets.

Because of the small size of the Fund's assets and shareholder base, the Fund's gross expense ratios have been high, and the Adviser has been voluntarily assuming all of the Fund's expenses. Expenses assumed by the Adviser were $74,102 in 1997. The Adviser cannot reasonably be expected to subsidize the operations of the Fund indefinitely and without continued subsidization of the Fund by the Adviser, the Fund's expense ratio would exceed that of many other funds with similar investment objectives. This would have an adverse impact on the Fund's performance. As a result, the Fund's current asset base could decline and the Fund's expense ratio would rise as certain fixed costs would be spread over a shrinking asset base.

The Adviser has indicated to the Board of Trustees that it was not prepared to continue expense reimbursement in the near future. The Fund's distributor has also indicated that because of the nature of the variable insurance industry, there is no reasonable prospect of increasing assets through increased sales efforts. Faced with a potentially high expense ratio in the near future, in an environment where sales trends are unlikely to reverse themselves in the foreseeable future, on December 10, 1998 the Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the Investment Company Act of 1940 (the "Act"), considered and unanimously voted to approve the Plan. In reaching its decision, the Board of Trustees considered the size of the Fund, the continuing high level of expenses of the Fund and the adverse impact a discontinuance of the Adviser's subsidization of such expenses would have on the Fund and its shareholders and determined that a liquidation, rather than a merger, would be in shareholders' best interests.

Description of the Plan

Pursuant to the Plan, as soon as practicable following shareholder approval, which is currently expected to occur on or about April __, 1998 (the "Distribution Date"), the Fund will redeem the shares held in the Worldwide Balanced Fund, satisfy the Fund's known obligations and distribute the Liquidation Value (as hereafter defined) to shareholders. Promptly thereafter the officers of the Trust will take all necessary and appropriate action to effect a complete statutory dissolution of the Fund. The Fund anticipates the Liquidation Value will be paid in cash. A copy of the Plan is attached as Exhibit A.

Fund assets will be sold in an orderly manner and, after payment of expenses, the remaining cash and other assets will be distributed to shareholders as soon as practicable. The Adviser has agreed to absorb (1) all expenses of the Fund associated with effecting the transactions contemplated by the Plan except the costs involved in disposing of the Fund's portfolio securities, and (2) unamortized organizational expenses of the Fund outstanding on the Distribution Date.

Each share of the Fund will entitle the holder to receive cash or other assets equal to the per share net asset value of the Fund at the time of liquidation. For tax purposes, upon distribution of the Liquidation Value, shareholders will recognize a taxable gain or loss equal to the difference between (i) the amount of the Liquidation Value and (ii) the shareholder's adjusted tax basis in shares of the Fund. Such gain or loss will be treated as a long-term, mid-term or short-term capital gain or loss depending upon the period of time the shares were held by the shareholder prior to liquidation. Under federal tax laws, distributions on shares held for more than 18 months will result in a long-term capital gain or loss, distributions on shares held for more than one year but not more than 18 months will result in a mid-term capital gain or loss and distributions on shares held for one year or less will result in a short-term capital gain or loss. All shareholders are urged to seek independent advice regarding the possible federal income tax consequences of the proposed liquidation as applied to the shareholder's own circumstances.

The Liquidation Value will be determined in the same manner as the Fund's net asset value is determined on a daily basis. "Liquidation Value" means, as of the Distribution Date, the aggregate value of all assets of the Fund, less the sum of the aggregate amount of all liabilities of the Fund, divided by the total number of issued and outstanding shares of the Fund.

Shareholders may redeem their shares at net asset value on any business day prior to the Distribution Date. Shares may be transferred to another Fund provided by the Insurance Company. No shareholder will have any dissenter's rights or right of appraisal with the liquidation and dissolution of the Fund.

Required Vote

Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund which means an affirmative vote of the lesser of
(1) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at the Special Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

The Board of Trustees recommends a vote FOR this Proposal.


                   OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

The Trust is organized as a Massachusetts business trust and as such is not required to hold regular or annual meetings of shareholders unless otherwise required by the Act or as may be required by the Trust Agreement. Shareholders representing ten percent or more of the outstanding shares of the Trust have the right to compel the Trustees to call a meeting of shareholders to consider the removal of any Trustee or Trustees.

WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

                                                                       EXHIBIT A
                                                                       ---------
                      PLAN OF LIQUIDATION AND DISSOLUTION

PLAN OF LIQUIDATION AND DISSOLUTION dated as of December 10, 1997 adopted by Van Eck Worldwide Insurance Trust, a Massachusetts business trust (the "Trust"), on behalf of the Worldwide Balanced Fund, a series of the Trust (the "Fund").

                             W I T N E S S E T H:
                             -------------------
WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, this Plan is intended to be and is adopted as a plan of complete liquidation and dissolution, pursuant to which all of the assets of the Fund shall be liquidated at such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders, all as hereinafter set forth in this Plan; and

WHEREAS, the Trustees of the Trust, including a majority of the Trustees who are not interested persons, have determined that the liquidation and dissolution of the Fund as contemplated by this Plan is in the best interests of the Fund.

NOW, THEREFORE, the Trustees hereby declare the following Plan:

1.  Authorization of Trustees and Officers.  The Board of Trustees and officers
    --------------------------------------
of the Trust are hereby authorized and directed to wind up the affairs of the Fund, subject to the requirements of Section 9 of this Plan.

2.  Liquidation of Assets.  The assets of the Fund shall be liquidated at such
    ---------------------
prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders.

3.  Investments Pending Liquidation.  To the extent feasible, the Fund shall
    -------------------------------
take a defensive position pending liquidation with a view to facilitating an orderly liquidation of the Fund's portfolio.

4.  Expenses.  Van Eck Associates Corporation will bear all expenses of the Fund
    --------
associated with effecting the transactions contemplated by this Plan except any extraordinary expenses. Van Eck Associates Corporation will also bear unamortized organizational expenses of the Fund outstanding on the Distribution Date.

5.  Liquidation.  Subject to the requirements of Section 9 of this Plan, as soon
    -----------
as practicable after the consummation of the sale or distribution of the Fund's portfolio securities and the payment of all the Fund's known liabilities and obligations, the officers of the Trust shall determine the Liquidation Value (as such term is hereinafter defined) of the Fund's shares (the date of such determination shall be referred to herein as the "Distribution Date"). The Liquidation Value shall be determined in the same manner as the Fund's net asset value is determined on a daily basis. Accordingly, the term "Liquidation Value" means, as of the Distribution Date, (i) the aggregate value of all of the assets of the Fund, less (ii) the sum of the aggregate amount of all of the liabilities of the Fund, divided by (iii) the total number of issued and outstanding shares of the Fund. The Board of Trustees may, if appropriate, authorize the establishment of a reserve to meet any contingent liabilities of the Fund, which amount, if any, shall be deducted pro rata from the Liquidation Value.

6.  Liquidating Fund.  In the event the Fund is unable to distribute all its
    ----------------
assets pursuant to the Plan because of its inability to locate shareholders to whom Liquidation Distributions will be sent, the Fund may create, at the expense of such shareholders, a liquidating fund with a financial institution and deposit therein any remaining assets of the Fund for the benefit of the shareholders that cannot be located.

7.  Dissolution.  As soon as practicable after the distribution of all of the
    -----------
Fund's assets in complete liquidation, the officers of the Trust will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments and file or cause to be filed, with the Secretary of the Commonwealth of Massachusetts and any other appropriate governmental authorities, any and all documents and instruments necessary to effect a complete statutory dissolution of the Fund. As soon as practicable after the complete statutory dissolution of the Fund, the officers of the Trust will file or cause to be filed with the Securities and Exchange Commission and any state in which the Fund's shares were sold, any and all documents and instruments necessary to terminate the registration of the Fund and its business and affairs by the Securities and Exchange Commission and any such state. Thereafter, the Fund will cease to exist and no shareholder will have any interest whatsoever in the Fund.

8.  Dissenters' Rights.  No shareholder shall have any dissenters' right or
    ------------------
right of appraisal in connection with the liquidation and dissolution of the Fund.

9.  Shareholder Approval.  Approval of this Plan is to be determined by the vote
    --------------------
of a majority of the outstanding shares of the Fund, which means an affirmative vote of the lesser of (i) a majority of the outstanding shares of the Fund, or
(2) 67% or more of the shares of the Fund represented at this meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

     IN WITNESS WHEREOF, the Trustee have caused this Plan to be executed on behalf of the Fund as of the date first set forth above by their duly authorized representatives.

                                              VAN ECK WORLDWIDE INSURANCE TRUST,
                                        on behalf of its Worldwide Balanced Fund

Attest:

/s/ Thaddeus Leszczynski                /s/ John C. van Eck
------------------------------          ---------------------------------------
    Thaddeus Leszczynski, Secretary         John C. van Eck, President

     The undersigned hereby accept its obligation to pay expenses pursuant to
Section 4 hereof.

                                                  VAN ECK ASSOCIATES CORPORATION

Attest:

/s/  Thaddeus Leszczynski               /s/  Philip D. DeFeo
------------------------------------    ---------------------------------------
     Thaddeus Leszczynski, Secretary         Philip D. DeFeo, President

Proxy Card                                                            Proxy Card

                       VAN ECK WORLDWIDE INSURANCE TRUST
                            WORLDWIDE BALANCED FUND
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL ___, 1998

The undersigned shareholder of WORLDWIDE BALANCED FUND (the "Fund"), a series of Van Eck Worldwide Insurance Trust (the "Trust"), having received Notice of the Special Meeting of Shareholders of the Trust to be held on _______, April ___, 1998 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Barbara Allen, Susan Grant, Susan Min and each of them, true and lawful attorneys or attorney for the undersigned, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of the Fund which the undersigned would be entitled to vote at the Meeting to be held at 99 Park Avenue, 8th Floor, New York, on ______, April ____, 1998, at ___________, New York Time, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.


                                              Dated: _____________________, 1998



                                                ________________________________
                                                    Signature of Shareholder


                                                ________________________________
                                                      Signature of Co-Owner

                                       For joint accounts, all co-owners must
                                       sign.Executors, administrators, trustees, etc. should so indicate when signing.



           THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                   ---
        THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW
                OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.
                   ---
                                   PROPOSAL
                                   --------

To approve a Plan of Liquidation and Dissolution pursuant to which the Trust's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.


              FOR _________  AGAINST _________ ABSTAIN _________

                                  ----------
                                  PROXY CARD
                                  ----------

Please mark your proxy, date and sign it and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.